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                                                                     EXHIBIT 4.1

                           APEX MORTGAGE CAPITAL, INC.
                      865 SOUTH FIGUEROA STREET, SUITE 1800
                          LOS ANGELES, CALIFORNIA 90017

July 15, 2003

The Bank of New York
101 Barclay Street
New York, New York 10286
Attn: Mr. Steve Jones

     Re:  First Amendment to Shareholder Rights Agreement

Mr. Jones:

     Reference is made to that certain Shareholder Rights Agreement dated as of July 19, 1999 (the "Rights Agreement"), by and between Apex Mortgage Capital, Inc., a Maryland corporation (the "Company") and The Bank of New York, a New York corporation (the "Rights Agent"). Capitalized terms used in this First Amendment to Shareholder Rights Agreement (this "First Amendment") and not otherwise defined herein shall have the meanings set forth in the Rights Agreement.

     Pursuant to Section 27 of the Rights Agreement, the Company hereby directs that Section 1(p) of the Rights Agreement shall be deleted in its entirety and replaced by the following:

          "(p) "Exempt Persons" shall mean (i) The TCW Group, Inc. and its Affiliates (the "TCW Affiliates"), and (ii) American Home Mortgage Holdings, Inc. ("AHM"), AHM New Holdco, Inc. ("New Holdco"), and their respective Affiliates (the "AHM Affiliates"); provided, however, that (A) the TCW Affiliates shall cease to be Exempt Persons beginning on the 91st day following the date on which the TCW Investment Management Company ceases to serve as the manager of the Company's assets; and (B) the AHM Affiliates shall cease to be Exempt Persons beginning on the date on which that certain Agreement and Plan of Merger dated as of July 12, 2003, by and among AHM, New Holdco and the Company, shall have been terminated in accordance with its terms."

     The undersigned, on behalf of the Company, hereby certifies that this First Amendment is in compliance with the terms of Section 27 of the Rights Agreement. Except as amended in this First Amendment, the Rights Agreement shall remain in full force and effect and unmodified.

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The Bank of New York, July 15, 2003 - Page 2


     By your counter-signature below, you hereby confirm that this First Amendment is in compliance with the terms of Section 27 of the Rights Agreement and agree to amend the Rights Agreement as described herein.


                                             APEX MORTGAGE CAPITAL, INC.



                                             By: /s/ Philip S. Barach
                                                --------------------------------
                                             Name: Philip S. Barach
                                                  ------------------------------
                                             Its: CEO
                                                 -------------------------------

Agreed to and acknowledged as of
July 15, 2003 by:

THE BANK OF NEW YORK

By: /s/ Edward Damons
   -------------------------------
Name:   Edward Damons
     -----------------------------
Its:    Vice-President
    ------------------------------